Exhibit 10.1

AMENDMENT
TO
STOCK PURCHASE AND
REORGANIZATION AGREEMENT

This Amendment is made and entered into as of October 2, 2009, to the Stock Purchase and Reorganization Agreement (hereinafter the "Agreement") dated September 25, 2009 by and among CaseyCorp Enterprises, Inc., a Nevada corporation (hereinafter "CaseyCorp"), EZSellGold.com, Inc. (“GoldCorp”) and the sole stockholder of GoldCorp identified on Exhibit ‘A” hereto (collectively, the “Stockholder”).

Section 1.2 of the Agreement is hereby amended to read as follows:

1.2	The Closing

The closing of this Agreement (the “Closing”) shall occur on October 2, 2009 (the “Closing Date”),

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

CaseyCorp Enterprises, Inc.

By:	/s/ Eduard Musheyev
Title:	President

EZSellGold.com, Inc.

By:	/s/ Eduard Musheyev
Title:	President

The Stockholder

By:	/s/ Eduard Musheyev